                        ______________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                        ______________________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                        ______________________________


                           PREMIER BANCSHARES, INC.
       ----------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


                                                        2180 ATLANTA PLAZA
                                                    950 EAST PACES FERRY ROAD
      GEORGIA                                         ATLANTA, GEORGIA 30326                         58-1793778
-------------------------------               --------------------------------------           ---------------------
(State or other jurisdiction of             (Address of principal executive offices)              (I.R.S. Employer
incorporation or organization)                        Identification Number)



                           PREMIER BANCSHARES, INC.
                            1997 STOCK OPTION PLAN

                           PREMIER BANCSHARES, INC.
                      DIRECTORS' DEFERRED STOCK UNIT PLAN
                    (FORMERLY, THE PREMIER BANCSHARES, INC.
                         DIRECTORS' STOCK OPTION PLAN)
                           (Full title of the plans)
                      -----------------------------------


                           Steven S. Dunlevie, Esq.
                          Elizabeth O. Derrick, Esq.
                     Womble Carlyle Sandridge & Rice, PLLC
                    Suite 700, 1275 Peachtree Street, N.E.
                            Atlanta, Georgia 30309
                                (404) 872-7000
                    --------------------------------------
           (Name, address and telephone number, including area code,
                             of agent for service)


                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------

                                      PROPOSED      PROPOSED
TITLE OF                              MAXIMUM       MAXIMUM
SECURITIES          AMOUNT            OFFERING      AGGREGATE      AMOUNT OF
TO BE               TO BE             PRICE         OFFERING       REGISTRATION
REGISTERED          REGISTERED        PER SHARE(1)  PRICE(1)       FEE(1)
-----------------   -------------     ------------  -------------  ------------
Common
Stock, par value
$1.00 per share     1,875,000 shares    $27.625      $51,796,875     $15,281

-------------------------------------------------------------------------------

(1) Pursuant to Rule 457(c) and (h)(1), based on the average of the high and low prices of the registrant's common stock on July 16, 1998, as reported on the American Stock Exchange.
                         ______________________________

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
------   ---------------------------------------

          The following documents filed by Premier Bancshares, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Commission on March 17, 1998.

          (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, filed with the Commission on May 15, 1998.

          (c) The description of the Company's Common Stock, par value $1.00 per share, contained in the Company's Registration Statement on Form S-4 and Appendices D and E thereto (Registration No. 333-24537), filed with the Commission on May 16, 1997, including any amendment or report filed for the purpose of updating such description.

          (d) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the period referred to in (a), above.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

          This Registration Statement on Form S-8 is being filed in connection with the registration by Premier Bancshares, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") of 1,875,000 additional shares issuable pursuant to the Premier Bancshares, Inc. 1997 Stock Option Plan (as amended and restated effective July 1, 1998) and to reflect the amendment and restatement of the Premier Bancshares, Inc. Directors' Deferred Stock Unit Plan (formerly, the Premier Bancshares, Inc. Directors' Stock Option Plan).

          Pursuant to General Instruction E to Form S-8, the contents of Registration Statement on Form S-8 (No. 333-29941) (filed on June 24, 1997) are incorporated by reference in this Registration Statement on Form S-8.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
------   --------------------------------------

          The legality of the securities offered hereby has been passed upon by the firm of Womble Carlyle Sandridge & Rice, PLLC, counsel to the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
------   -----------------------------------

          Not applicable.

ITEM 8.  EXHIBITS.
------   --------

          The following exhibits are filed as a part of this Registration Statement on Form S-8:

     NUMBER              DESCRIPTION
     ------              -----------

     4.1 Articles of Incorporation of Premier Bancshares, Inc., as amended (Incorporated by reference from Exhibit 3.1 to the Company's Form 10-K for the fiscal year ended December 31, 1996).

     4.2 Bylaws of Premier Bancshares, Inc. (Incorporated by reference from Exhibit 3.2 to the Company's Form 10-QSB for the quarter ended September 30, 1996).

     4.3 Amendment to Bylaws of Premier Bancshares, Inc. (Incorporated by reference from Exhibit 3.3 to the Company's Form 10-K for the fiscal year ended December 31, 1997).

     4.4       Form of Stock Certificate (Incorporated by reference from Exhibit
               4.1 to the Company's Form 10-K for the fiscal year ended December 31, 1996).

     5 Opinion of Womble Carlyle Sandridge & Rice, PLLC, as to the legality of the Common Stock being registered.

     23.1 Consent of Womble Carlyle Sandridge & Rice, PLLC, which is contained in its opinion filed as Exhibit 5.

     23.2      Consent of Ernst & Young LLP

     23.3      Consent of Mauldin & Jenkins, LLC.

     24        Power of Attorney.  (See signature page to the Registration
               Statement).

     99.1 Premier Bancshares, Inc. 1997 Stock Option Plan (as amended and restated effective July 1, 1998).

     99.2 Premier Bancshares, Inc. Directors' Deferred Stock Unit Plan (which amends and restates the Premier Bancshares, Inc. Directors' Stock Option Plan), which is incorporated by reference from Appendix A to the Joint Proxy Statement/Prospectus contained in the Company's Registration Statement on Form S-4 (File No. 333-36775).


                                  SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, Premier Bancshares, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 16th day of July, 1998.


                           PREMIER BANCSHARES, INC.



                           By:  /s/ Darrell D. Pittard
                              -------------------------------------------------
                              Darrell D. Pittard
                              Chairman of the Board and Chief Executive Officer


                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears on the signature pages to this Registration Statement on Form S-8 constitutes and appoints Darrell D. Pittard and Robert C. Oliver and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned, and in his or her name, place and stead, in any and all capacities to sign any and all amendments, including post-effective amendments, to this Registration Statement, to make such changes in the Registration Statement as such attorneys-in-fact deems appropriate to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 16, 1998.

/s/ Darrell D. Pittard                        /s/ John H. Ferguson
-------------------------------------------   ---------------------------------
Name:  Darrell D. Pittard                     Name:  John H. Ferguson
Title:  Chairman of the Board                 Title:  Director
and Chief Executive Officer
(principal executive officer)

/s/ Robert C. Oliver                          /s/ James E. Freeman
-------------------------------------------   ---------------------------------
Name:  Robert C. Oliver                       Name:  James E. Freeman
Title:  President, Chief Operating Officer    Title:  Director
and Director

/s/ Robert E. Flourney, III                   /s/ A. F. Gandy
-------------------------------------------   ---------------------------------
Name: Robert E. Flourney, III                 Name:  A. F. Gandy
Title: Director                               Title:  Director

/s/ N. Michael Anderson                       /s/ Billy H. Martin
-------------------------------------------   ---------------------------------
Name:  N. Michael Anderson                    Name:  Billy H. Martin
Title:  Director                              Title:  Director

/s/ John E. Aderhold                          /s/ C. Steve McQuaig
-------------------------------------------   ---------------------------------
Name:  John E. Aderhold                       Name:  C. Steve McQuaig
Title:  Director                              Title:  Director

/s/ Robin R. Howell                           /s/ Thomas E. Owen, Jr.
-------------------------------------------   ---------------------------------
Name:  Robin R. Howell                        Name:  Thomas E. Owen, Jr.
Title:  Director                              Title:  Director

/s/ George S. Carpenter, Jr.                  /s/ John D. Stephens
-------------------------------------------   ---------------------------------
Name:  George S. Carpenter, Jr.               Name:  John D. Stephens
Title:  Director                              Title:  Director

/s/ James L. Coxwell, Sr.                     /s/ James E. Sutherland, Jr.
-------------------------------------------   ---------------------------------
Name:  James L. Coxwell, Sr.                  Name:  James E. Sutherland, Jr.
Title:  Director                              Title:  Director

/s/ Don N. Ellis                              /s/ Glenn S. White
-------------------------------------------   ---------------------------------
Name:  Don N. Ellis                           Name:  Glenn S. White
Title:  Director                              Title:  Director

/s/ William M. Evans, Jr.                     /s/ Michael E. Ricketson
-------------------------------------------   ---------------------------------
Name:  William M. Evans, Jr.                  Name:  Michael E. Ricketson
Title:  Director                              Title:  Executive Vice President
                                              and Chief Financial Officer
                                              (principal financial and
                                              accounting officer)

                                 EXHIBIT INDEX
                                      TO
                     REGISTRATION STATEMENT ON FORM S-8 OF
                           PREMIER BANCSHARES, INC.


     NUMBER    DESCRIPTION
     ------    -----------

       4.1 Articles of Incorporation of Premier Bancshares, Inc., as amended (Incorporated by reference from Exhibit 3.1 to the Company's Form 10-K for the fiscal year ended December 31, 1996). *

       4.2 Bylaws of Premier Bancshares, Inc. (Incorporated by reference from Exhibit 3.2 to the Company's Form 10-QSB for the quarter ended September 30, 1996). *

       4.3 Amendment to Bylaws of Premier Bancshares, Inc. (Incorporated by reference from Exhibit 3.3 to the Company's Form 10-K for the fiscal year ended December 31, 1997). *

       4.4     Form of Stock Certificate (Incorporated by reference from Exhibit
               4.1 to the Company's Form 10-K for the fiscal year ended December 31, 1996). *

       5 Opinion of Womble Carlyle Sandridge & Rice, PLLC, as to the legality of the Common Stock being registered.

       23.1 Consent of Womble Carlyle Sandridge & Rice, PLLC, which is contained in its opinion filed as Exhibit 5.

       23.2    Consent of Ernst & Young LLP.

       23.3    Consent of Mauldin & Jenkins, LLC.

       24      Power of Attorney.  (See signature page to the Registration
               Statement.)

       99.1 Premier Bancshares, Inc. 1997 Stock Option Plan (as amended and restated effective July 1, 1998).

       99.2 Premier Bancshares, Inc. Directors' Deferred Stock Unit Plan (which amends and restates the Premier Bancshares, Inc. Directors' Stock Option Plan), which is incorporated by reference from Appendix A to the Joint Proxy Statement/Prospectus contained in the Company's Registration Statement on Form S-4 (File No. 333-36775). *